Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

Protagonist Therapeutics, Inc.

Table 1 – Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (2)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.00001 per share	457(c); 457(h)
	To be issued pursuant to future awards under the Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan (the “2016 Plan”)	457(c); 457(h)	1,913,533	(3)	$23.45	(4)	$44,872,348.88	(4)	$92.70 per $1,000,000	$4,160.00
	To be issued pursuant to future awards under the Protagonist Therapeutics, Inc. 2016 Employee Stock Purchase Plan (the “2016 ESPP”)	457(c); 457(h)	300,000	(5)	$23.45	(4)	$7,035,000.00	(4)	$92.70 per $1,000,000	$653.00
	To be issued pursuant to future awards under the Protagonist Therapeutics, Inc. 2018 Inducement Plan (the “Inducement Plan”)	457(c); 457(h)	500,000	(6)	$23.45	(4)	$11,725,000.00	(4)	$92.70 per $1,000,000	$1,087.00
Total Offering Amounts			2,713,533				$63,632,348.85			$5,900.00
Total Fee Offsets										$0.00
Net Fee Due										$5,900.00

(1)	In addition to the number of shares of the common stock, par value $0.00001 per share (the “Common Stock”) of Protagonist Therapeutics, Inc. (the “Company” or “Registrant”) stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of options and other rights to acquire Common Stock, that may be granted pursuant to the compensatory stock plans listed above.

(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2016 Plan, on January 1, 2022 pursuant to an “evergreen” provision contained in the 2016 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2016 Plan automatically increases on January 1st of each year, starting on January 1, 2017 and continuing through (and including) January 1, 2026 by 4% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding fiscal year, or a lesser number of shares determined by the Registrant’s board of directors (the “Board”).

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on The Nasdaq Global Market on February 24, 2022.

(5)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”) on January 1, 2022 pursuant to an “evergreen” provision contained in the 2016 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2016 ESPP automatically increases on January 1st of each year, starting on January 1, 2017 and continuing through (and including) January 1, 2026 by the lesser of: (i) 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding fiscal year, (ii) 300,000 shares, or (iii) such other number of shares determined by the Board.

(6)	Represents shares of Common Stock that were added to the shares authorized for issuance under the Registrant’s Amended and Restated 2018 Inducement Plan (the “Inducement Plan”). On February 15, 2022, the Compensation Committee of the Board (the “Compensation Committee”) of the Registrant approved the amendment and restatement of the Registrant’s 2018 Inducement Plan to, among other things, provide for the reservation of an additional 500,000 shares of Common Stock to be used exclusively for the grant of awards to individuals not previously an employee or non-employee director of the Registrant (or following a bona fide period of non-employment with the Registrant, as an inducement material to the individual’s entry into employment with the Registrant within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules (“Rule 5635(c)(4)”). The Inducement Plan was approved by the Compensation Committee without stockholder approval pursuant to Rule 5635(c)(4).